Click to edit Master title style Click to edit Master subtitle style Investor Presentation December 2014 Exhibit 99.1

2 This presentation contains “forward-looking statements”. These statements relate to future events, our future financial performance, strategies, expectations, and competitive environment. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements include statements of expectations regarding businesses acquired, including expected benefits and synergies of the transaction, future financial and operating results, and other statements regarding events or developments that the Company believes or anticipates will or may occur in the future as a result of the acquisitions. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “forecast,” “may,” “should,” “could,” “project,” “looking ahead” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward- looking statements as a guarantee of future performance or results. These statements do not necessarily indicate accurately whether such performance or results will be achieved or, if achieved, when. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed within Item 1, Business, Item 1A, Risk Factors and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in our Annual Report on Form 10-K, filed with the SEC on September 9, 2014 and other risks outlined in our periodic filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by SEC rules. We believe that the presentation of certain Non-GAAP financial measures provides information that is useful to investors because it allows for a more direct comparison of our performance for the period with our performance in the comparable prior-year periods. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 28 through 33 of this presentation. We caution that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Forward Looking Statements and Non-GAAP Information

3 Positioned for Strong Equity Returns xrhombus A leading supplier of specialty contracting services to telecommunication providers nationwide xrhombus Telecommunications networks fundamental to economic progress xrhombus Firm end market opportunities head2right Telephone companies deploying FTTX to enable video offerings and 1 gigabit connections head2right Cable operators continuing to deploy fiber to small and medium businesses with cable capital expenditures and new build opportunities expanding head2right Wireless carriers upgrading from 3G to 4G technologies and increasing 4G capacity head2right Industry participants aggressively extending or deploying fiber networks to provide wireless backhaul services head2right Projects funded by Connect America Fund are deploying fiber deeper into rural networks xrhombus Encouraged that industry participants remain committed to multi-year capital spending initiatives which in some cases are meaningfully accelerating and expanding in scope

4 Nationwide Footprint and Significant Resources Notes: Total liquidity of $162.1 million includes cash and equivalents of $16.5 million and availability on Senior Credit Facility of $145.7 million as of October 25, 2014. xrhombus Headquartered in Palm Beach Gardens, Florida xrhombus Nationwide footprint head2right Operates in all 50 states, Washington, D.C. and in Canada head2right Over 40 operating subsidiaries and hundreds of field offices xrhombus Revenues of $510.4 million in Q1-15 with solid growth from key customers; Adjusted EBITDA and EPS at historic quarterly high xrhombus Strong financial profile head2right Total liquidity of $162.1 million at October 25, 2014 head2right $400 million Senior Credit Facility maturing in December 2017 head2right 7.125% Senior Subordinated Notes due 2021 xrhombus Over 10,700 employees

5 xrhombus Outside Plant & Equipment Installation xrhombus Premise Equipment Installation xrhombus Wireless xrhombus Engineering xrhombus Underground Facility Locating Intensely Focused on Telecommunications Market Contract Revenues of $510.4 million for the Quarter Ended October 25, 2014 Services Crucial to Customers’ Success Telecommunications Underground Facility Locating Electric and Gas Utilities and Other Construction and Maintenance

6 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% GDP Traffic Industry Drivers Strong Secular Trend Sources: U.S. Telecom, The Broadband Association Cisco Visual Networking Index U.S. National Bureau of Economic Analysis North Am erica Internet Protocol Traffic (Petabytes per M onth)Q u a r t e r l y G D P C h a n g e * * Gross Domestic Product (“GDP”) “Cisco reports that video already represents 50% of mobile internet traffic, and is projected to continue to grow at a 55% compound annual growth rate over the next five years. […] Cisco further projects that mobile data traffic created by these devices will increase 68-fold by 2018, driven by increased penetration of technologies, such as connected cars and smart wearable devices. To meet this growing demand, carriers are investing in their networks.” Ben Moreland, CEO, Crown Castle International Corporation – April 2014

7 Industry Developments Industry consensus that network bandwidth needs to increase dramatically head2right Major industry participants have initiated significant wireline network deployments head2right Most participants believe newly deployed networks should provision 1 gigabit speeds head2right Industry developments are producing opportunities which are in aggregate unprecedented Dycom well positioned to deliver valuable service to customers head2right Currently providing services for 1 gigabit full deployments across the country in eleven major metropolitan areas to a number of customers head2right Dycom revenues and opportunities driven by this new standard are accelerating head2right Near term customer spending modulations as network strategies adapt and timing uncertainty consistent with the initiation of large scale network deployments Recent regulatory discussions have introduced some unhelpful uncertainty head2right Uncertainty has impacted one customer’s near term plans head2right Dycom does not believe the final resolution will reduce the need to dramatically increase bandwidth in response to consumer demand head2right Trust our country will not shackle one of the most dynamic and competitive sectors of our economy

8 Key Driver: FTTx Deployments Cumulative Subscribers “Along with our gigabit service expansion for businesses, we also announced the availability of gigabit services to residential customers in select locations in 10 cities, including some of our larger markets like Minneapolis/St. Paul, Denver, Seattle, Las Vegas and Portland, and we expect to continue to expand availability of this service in the months ahead. We also plan to continue to invest in our Prism TV capabilities and we've added more than 240,000 addressable homes year to date, on track to reach a total of 300,000 new Prism TV addressable homes for the full year 2014. We do anticipate expanding Prism TV service to additional households and markets during 2015. Glen Post, CEO & President, CenturyLink, Inc. – November 2014 xrhombus A significant competitive response by telephone companies to cable operators xrhombus Key customer reaccelerating spending for fiber to the home and businesses Sources: Individual Company Releases 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 5,500,000 6,000,000 6,500,000 7,000,000 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 3Q 14 Verizon FiOS Video AT&T U-Verse

9 $10.0B $20.0B $30.0 B $1.0B $2.7B $3.8 B Key Driver: Fiber to Businesses Business Services Revenue and Addressable Business Services Market “Moving on to business services, third-quarter revenue increased 21% to $1 billion and was again the second largest contributor to cable revenue growth in the quarter. This rate of growth is especially impressive given that business services is now a $4 billion run rate business.” Michael Angelakis, Vice Chairman & CFO, Comcast - October 2014 TTM Q3-14 Business Services Revenue $7.5 Billion Addressable Business Services Market$60 Billion Sources: Individual Company Releases & Transcripts

10 Key Driver: Wireless Network Upgrades Number of Cell Sites “we absolutely believe that network quality will be the ultimate winner here. And that's why you've seen us be a very consistent CapEx company. And I think as Lowell says, there's physics, you need cash in order to replow that into the LTE network. And I think that as you load these networks up and you saw what happened to us a year ago, as good as we are, the usage caught up with us. And so an LTE network can fill up really quick, and it takes a long time to make sure that your capacity and density is there because a lot of this is through small cells, and you have to get positions on buildings, and that could take a year to get the position before you can actually build that small cell. So there is a lead time here that if you're not continually investing, you're going to fall short.” Fran Shammo, EVP & CFO , Verizon – November 2014 xrhombus Wireless network spending increasing faster than overall spending xrhombus Strong growth opportunities as industry migrates from 3G to 4G technologies Sources: Industry publications 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 C e l l c i t e s

11 Key Driver: Wireless Backhaul Mobile Data Traffic Growth Relative to 2013 “…we continued our fiber deployment to wireless towers to capture the growing demand from wireless carriers for data back haul. During third quarter, we completed fiber to approximately 1,200 towers for a total of nearly 21,000 fiber builds.” Glen Post, CEO & President, CenturyLink, Inc. – November 2014 xrhombus Very attractive returns to our customers xrhombus Telephone, cable and other companies aggressively deploying fiber to provide wireless backhaul services xrhombus Continues to provide significant growth opportunities Sources: Cisco Visual Networking Index, 2/2014; Ericsson Mobility Traffic Exploration Tool 2/2014 - 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 2013 2014 2015 2016 2017 2018 2019 T e r a b y t e s p e r M o n t h Mobile Data Traffic Growth Relative to 2013 Ericcson Cisco Average

12 Local Credibility, National Capability Dycom’s Nationwide Presence Subsidiaries HEWITT

13 Focused on High Value Profitable Growth xrhombus Anticipate emerging technology trends which drive capital spending xrhombus Deliberately target high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities xrhombus Selectively acquire businesses which complement our existing footprint and enhance our customer relationships xrhombus Leverage our scale and expertise to expand margins through best practices

14 21.2% 13.1% 12.8% 7.3%5.0% 4.9% 4.3% 3.7% 1.6%1.2% 24.9% Well Established Customers Blue-chip, predominantly investment grade clients comprise the vast majority of revenue Q1-15 Customer Revenue Breakdown Comcast AT&T CenturyLink Verizon Windstream Charter Ericsson Time Warner Cable Other Unnamed Customer Corning

15 Durable Customer Relationships Revenues ($ in millions) FY 2013 reflects the results of the businesses acquired in fiscal 2013, including the operations of the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. For comparison purposes, when customers have been combined through acquisition or merger, their revenues have been combined for all periods. $- $50 $100 $150 $200 $250 $300 $350 $400 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 AT&T Comcast CenturyLink Verizon Charter Comm Time Warner Cable Windstream $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Top 5 customers All Other customers $958 $995 $1,138 $1,230 $1,107 $989 72% 67% 66% 66%66%67% 33%34%33%28% 34%34% $1,036 62% 38% $1,201 60% 40% $1,609 41% 59% $1,812 58% 42%

16 Long-term contracts Anchored by Long-Term Agreements Revenues by Contract Type Q1-2015 Master Service Agreements Short-term contracts xrhombus Master Service Agreements (MSA’s) head2right Multi-year, multi-million dollar arrangements covering thousands of individual work orders head2right Generally exclusive requirement contracts xrhombus Long-term contracts relate to specific projects with terms in excess of one year from the contract date xrhombus Dycom is party to numerous MSA’s and other arrangements with customers that extend for periods of one or more years and generally maintains multiple agreements with each customer xrhombus Short-term contracts relate to spot market requirements xrhombus Significant majority of contracts are based on units of delivery

17 Robust Cash Flow Capital Investments FY2005 – FY 2014 ($ in millions) $883 million Cash flow from operations $484 million Provided by borrowings, other financing and investing activities and beginning cash on hand Cumulative Cash Flows Fiscal 2005 – Fiscal 2014 $1.368 Billion for Investment Notes: Amounts represent cumulative cash flow for fiscal 2005 – fiscal 2014; See “Regulation G Disclosure” for a summary of amounts.

Click to edit Master title style Click to edit Master subtitle style Financial Update

19 Financial Overview xrhombus Contract revenue of $510.4 million in Q1-15 compared to $512.7 million in Q1-14 xrhombus Strong operating results xrhombus Strong balance sheet, cash flow and liquidity xrhombus Capital structure designed to produce strong equity returns

20 $314 $340 $356 $279 $76 $123 $139 $157 $112 $369 $437 $479 $513 $391 $426 $482 $510 $- $60 $120 $180 $240 $300 $360 $420 $480 $540 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Businesses acquired in Q2-FY'13 (a) 3.5% 6.2% 7.5% 10.0% 0.9% (3.8)% (0.7)% (2.4)% 4.0% 10.7% 12.6% 15.8% 4.6% (2.5)% 1.7% 1.6% -10% -5% 0% 5% 10% 15% 20% 25% Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Organic Growth % Organic Growth % - Excluding stimulus revenue $989 $1,036 $1,201 $1,271 $1,312 $338 $499 $- $500 $1,000 $1,500 $2,000 FY2010* FY2011 FY2012 FY 2013 FY 2014 Businesses acquired in FY'13 or FY'14 $1,609 $1,812 Contract Revenue Trend Annual Growth in Contract Revenues ($ in millions) Quarterly Contract Revenues ($ in millions) Annual Organic Revenue Trend Quarterly Organic Revenue Trend *Fiscal 2010 includes an incremental week as the result of Dycom’s 52/53 week fiscal year. (b) Notes: Businesses acquired in FY’13 includes the operations of the telecommunications infrastructure services subsidiaries acquired on December 3, 2012 from Quanta Services, Inc. and Q4-13 acquisitions of Sage Telecommunications Corp of Colorado, LLC (“Sage”) and certain assets of a tower construction and maintenance company. During Q4-14, the Company acquired Watts Brother Cable Construction, LLC (“Watts”) and during Q1-15 acquired Hewitt Power & Communications, Inc. (“Hewitt”). See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (a) Beginning with Q3-14, the subsidiaries acquired during Q2-13 were in the full quarterly results for the current and prior year period. Sage, acquired in Q4-13, contributed revenues of $5.5 million and $2.6 million for Q3-14 and Q4-13, respectively. Watts & Hewitt combined contributed $10.1 million in Q1-15. (b) Stimulus revenues comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009.

21 Earnings & Backlog Annual Adjusted EBITDA and Adjusted EBITDA as a % of Revenue ($ in millions) Net Income – Non-GAAP ($ in millions) Quarterly Adjusted EBITDA and Adjusted EBITDA as a % of Revenue ($ in millions) Backlog(b) ($ in millions) Notes: See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (a) The amounts and percentages for Adjusted EBITDA are Non-GAAP financial measures adjusted to exclude certain items. See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (b) Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of the contracts and are based on contract terms, our historical experience with customers and, more generally, our experience in similar procurements. The significant majority of our backlog estimates comprise services under master service agreements and long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. $85.8 $110.2 $135.5 $179.8 $188.4 8.7% 10.6% 11.3% 11.2% 10.4% 0% 5% 10% 15% 20% $0 $25 $50 $75 $100 $125 $150 $175 $200 FY2010 FY2011 FY2012 FY2013 FY 2014 E B I T D A - A d j u s t e d a s a % o f R e v e n u e A n n u a l A d j u s t e d - E B I T D A Adjusted EBITDA (Non-GAAP) (a) Adjusted EBITDA as a % of Revenue (Non-GAAP) $462 $2,019 $2,003 $2,197 $1,996 $2,147 $2,046 $2,331 $2,359 $1,242 $1,208 $1,217 $1,116 $1,193 $1,179 $1,345 $1,396 $- $400 $800 $1,200 $1,600 $2,000 $2,400 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Acquired subsidiaries backlog 12 month backlog $37.2 $44.0 $58.1 $63.2 $28.2 $39.6 $57.5 $66.4 10.1% 10.1% 12.1% 12.3% 7.2% 9.3% 11.9% 13.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $0 $10 $20 $30 $40 $50 $60 $70 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 E B I T D A - A d j u s t e d a s a % o f R e v e n u e Q u a r t e r l y A d j u s t e d E B I T D A Adjusted EBITDA (Non-GAAP) (a) Adjusted EBITDA as a % of Revenue (Non-GAAP)

22 $54.1 $43.9 $65.1 $106.7 $84.2 $46.6 $49.2 $52.8 $58.8 $73.7 $- $20 $40 $60 $80 $100 $120 FY2010 FY2011 FY2012 FY 2013 FY'14 Cash Flow from Operations Cap-ex (net)(a) Cash Flows and Liquidity Cash Flow from Operations and Cap-ex, net ($ in millions) Notes: See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (a) Capital expenditures, net of proceeds from asset sales represents capital expenditures less proceeds from sale of assets. $ 16.5 $ 20.7 $ 75.0 $ 63.0 111.7 114.1 280.6 280.7 $ 467.4 $ 457.8 $ 54.3 $ 49.4 $ 145.7 $ 162.6 (*) Includes debt premium of $3.1 mill ion and $3.2 mill ion as of Q1-15 and Q4-14, respectively Letters of Credit outstanding Availability on Senior Credit Agreement $275 million revolver Cash and equivalents Term Loan Debt: Senior Credit Agreement, matures Dec-2017 Total debt 7.125% Senior Subordinated Notes, due Jan-2021 (*) Liquidity ($ in millions) Q1-15 Q4-14 Cash Flows and Liquidity Support Growth

23 Capital Allocated to Maximize Shareholder Returns xrhombus Organic growth, solid free cash flow and confidence in industry outlook promotes capital allocation strategy to further expand shareholder returns xrhombus Fiscal 2013 - 2015 acquisitions further strengthen our customer base, geographic scope, and technical service offerings xrhombus Repurchase of 18.8 million shares for approximately $321.5 million since fiscal 2005 creates incremental shareholder value and reduces equity claims on future earnings

Click to edit Master title style Click to edit Master subtitle style Questions & Answers

25 Selected Information from Q1-15 Dycom Results Conference Call Materials The following slides 26-27 were used on November 25, 2014 in connection with the Company’s conference call to discuss fiscal 2015 first quarter results and are included for your convenience. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to these slides. The information and statements contained in slides 26-27 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on November 25, 2014 and November 26, 2014.

This slide was used on November 25, 2014 in connection with the Company's conference call to discuss fiscal 2015 first quarter results. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements below that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on November 25, 2014 and November 26, 2014.

DYCOM INDUSTRIES INC.

Q2-2015 Outlook

	Q2-2014	Q2-2015 Outlook	Year Over Year Commentary on Outlook (Q2-2015 amounts are estimates – actual amounts may differ)
	Included for comparison		
Contract Revenues	$390.5	$410.0 - $430.0	❖ Expectation of normal winter weather patterns ❖ Network investments by several large customers ❖ Lower revenue from rural customers on stimulus projects ❖ Customer spending modulations as strategies adapt to a changing environment
Gross Margin % *(as a percent of revenue)*	16.2%	Gross Margin % which expands year-over-year	❖ Expectation of normal winter weather ❖ Improving mix of customer growth opportunities ❖ Fiscal Q2 gross margins display impacts of seasonality including: *inclement winter weather *fewer available workdays due to holidays *reduced daylight work hours *restart of calendar payroll taxes
G&A Expense % *(as a percent of revenue)* *Includes stock-based compensation*	9.9%	10.1% - 10.5% *Includes stock-based compensation*	❖ G&A expense reflecting scale and recent M&A ❖ Includes stock-based compensation of approximately $3.7 million
Depreciation & Amortization	$23.4	$23.4 - $23.7	❖ Depreciation increases from recent M&A and cap-ex ❖ Includes amortization of $4.1 million in Q2-15 compared to $4.8 in Q2-14
Interest Expense	$6.8	Approximately $6.7	❖ Interest expense reflects expected level of borrowings
Other Income	$0.6	$1.4 - $1.7	❖ Other income from asset disposals
Adjusted EBITDA % - Non-GAAP *(as a percent of revenue)*	7.2%	Adjusted EBITDA % expands from Q2-14 result	❖ Adjusted EBITDA reflects gross margin improvement partially offset by higher G&A expense
Earnings (Loss) Per Share– Diluted	$(0.09)	$0.07 - $0.14 per share diluted	❖ Revenue range and operating results drive earnings per share outlook
Diluted Shares (in millions)(a)	33.8	Approximately 35.2	❖ Diluted shares reflect vesting of employee equity awards

Notes: See "Regulation G Disclosure" slides 29-33 for a reconciliation of GAAP to Non-GAAP financial measures.

(a) The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, charges for wage and hour class action settlements, stock-based compensation expense, and certain non-recurring items.

26

This slide was used on November 25, 2014 in connection with the Company's conference call to discuss fiscal 2015 first quarter results. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements below that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on November 25, 2014 and November 26, 2014.

DYCOM INDUSTRIES INC.

Looking Ahead to Fiscal Q3-15

Looking Ahead Commentary ***($ in millions) (Q3-2015 amounts are estimates – actual amounts may differ)***		***Q3-14 ($ in millions)***
		Included for comparison
Contract Revenues	❖ Expectation of normal winter weather patterns during early Q3-15 ❖ Network investments by several large customers ❖ Lower revenue from rural customers on stimulus projects ❖ Customer spending modulations as strategies adapt to a changing environment ❖ Normal timing uncertainty associated with large scale network deployments ❖ Total revenue % growth of mid to high single digits compared to Q3-14 result	$ 426.3
Gross Margin % *(as a percent of revenue)*	❖ Gross margins which expand year over year with the expectation of normal winter weather during early Q3-15 and an improving mix of customer growth opportunities	17.8%
G&A Expense *(G&A % as a percent of revenue) Includes stock-based compensation*	❖ G&A expense in-line as a % of revenues year over year ❖ Includes stock-based compensation of approximately $3.3 in Q3-15	$ 39.2 9.2%
Adjusted EBITDA % – Non-GAAP	❖ Adjusted EBITDA % which expands from Q3-14	9.3%
Other Factors:		
Depreciation & Amortization	❖ Ranges from $23.5 - $24.0 in Q3-15 ❖ Includes amortization of approximately $4.1 in Q3-15	$ 22.7
Interest Expense	❖ $6.6 - $6.7 in Q3-15	$ 6.6
Other Income	❖ $3.0 - $4.0 in Q3-15	$ 5.6

Notes: See "Regulation G Disclosure" slides 29-33 for a reconciliation of GAAP to Non-GAAP financial measures.

(a) The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, charges for wage and hour class action settlements, stock-based compensation expense, and certain non-recurring items.

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Click to edit Master title style Click to edit Master subtitle style Supplemental Schedules Regulation G Disclosures

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

The table below reconciles GAAP revenue growth (decline) to Non-GAAP organic revenue growth (decline).

	GAAP Contract Revenues	NON-GAAP ADJUSTMENTS: Revenues from businesses acquired (a)	NON-GAAP ADJUSTMENTS: Revenues from storm restoration services	NON-GAAP Organic Contract Revenues (a)(b)	NON-GAAP ADJUSTMENTS: Organic revenues from customers for stimulus work (c)	NON-GAAP Organic Contract Revenues - Excluding stimulus (a)	Revenue Growth (Decline) %: GAAP %	Revenue Growth (Decline) %: NON-GAAP - Organic % (a)	Revenue Growth (Decline) %: NON-GAAP - Organic % excluding stimulus (a) (c)
Q1-15 Organic Growth:									
Q1-15	$ 510.4	$ (10.1)	$ -	$ 500.3	$ (14.0)	$ 486.3	(0.5)%	(2.4)%	1.6%
Q1-14	$ 512.7	$ -	$ -	$ 512.7	$ (34.2)	$ 478.6			
Prior Quarters Organic Growth (Decline):									
Q4-14	$ 482.1	$ (9.5)	$ -	$ 472.6	$ (23.8)	$ 448.7	0.7%	(0.7)%	1.7%
Q4-13	$ 478.6	$ (2.6)	$ -	$ 476.1	$ (34.8)	$ 441.3			
Q3-14	$ 426.3	$ (5.6)	$ -	$ 420.7	$ (26.0)	$ 394.7	(2.5)%	(3.8)%	(2.5)%
Q3-13	$ 437.4	$ -	$ -	$ 437.4	$ (32.5)	$ 404.8			
Q2-14	$ 390.5	$ (111.5)	$ -	$ 279.0	$ (11.0)	$ 268.1	5.7%	0.9%	4.6%
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4			
Q1-14	$ 512.7	$ (157.1)	$ -	$ 355.6	$ (19.7)	$ 335.9	58.6%	10.0%	15.8%
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2			
Q4-13	$ 478.6	$ (139.1)	$ -	$ 339.5	$ (19.9)	$ 319.6	50.5%	7.5%	12.6%
Q4-12	$ 318.0	$ -	$ (2.3)	$ 315.8	$ (31.9)	$ 283.9			
Q3-13	$ 437.4	$ (122.9)	$ -	$ 314.5	$ (19.0)	$ 295.5	47.7%	6.2%	10.7%
Q3-12	$ 296.1	$ -	$ -	$ 296.1	$ (29.2)	$ 266.9			
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4	38.1%	3.5%	4.0%
Q2-12	$ 267.4	$ -	$ -	$ 267.4	$ (20.8)	$ 246.6			

Notes: Amounts above may not add due to rounding.

(a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year quarter, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period (fiscal quarter) for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any.

(b) For comparisons of Organic Revenue beginning with Q3-14, Organic Revenue – Non-GAAP includes revenues of businesses acquired in Q2-13 ("Acquired Subsidiaries") as the revenues from these businesses are included in both quarters (Q3-14 and Q3-13).

(c) Organic revenues from customers for stimulus work is comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009. Revenues from stimulus work included in the Non-GAAP adjustments include all stimulus revenues beginning with Q3-14 organic calculation when the Acquired Subsidiaries were in both periods.

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Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Calculation of Cumulative Cash Flows Fiscal 2005 through Fiscal 2014 ($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities (a)	Other Investing Activities (b)	Total Other Financing and Investing Activities
FY-14	$ 84.2	$ (73.7)	$ (17.1)	$ (10.0)	$ 19.0	$ (0.3)	$ 18.7
FY-13	106.7	(58.8)	(330.3)	(15.2)	263.5	0.1	263.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
FY-07	108.5	(62.3)	(61.8)	-	7.7	(0.4)	7.3
FY-06	102.3	(47.3)	(65.4)	(186.2)	141.2	(0.3)	140.9
FY-05	87.4	(48.4)	(8.5)	-	(1.8)	22.9	21.1
Cumulative	$ 883.1	$ (526.8)	$ (519.1)	$ (321.5)	$ 450.7	$ 22.8	$ 473.5

Cash at July 31, 2004	$ 31.4
Cash at July 26, 2014	20.7
Difference representing beginning cash used during the period	$ 10.7
Total amount provided by Other Financing and Investing Activities and beginning cash on hand	$ 484.2

Notes: Amounts may not add due to rounding.

(a) Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.

(b) (b) Other investing activities represents net cash provided by (used in) investing activities less capital expenditures, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.

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31 Notes: Amounts may not add due to rounding. (a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year presented, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any. (b) Non-GAAP adjustments in FY 2010 reflect adjustments in Q4-10 result from the Company’s 52/53 week fiscal year of $20.1 million. The Q4-10 Non-GAAP adjustments reflect the impact of the additional week in Q4-10 and are calculated by dividing contract revenues by 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP-contract revenues to calculate 13 weeks of revenue for Q4-10 on a Non-GAAP basis for comparison purposes. Appendix: Regulation G Disclosure Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions) The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth (decline). Revenues from businesses acquired (a) Revenues from storm restoration services Adjustment for extra week as a result of 52/53 week fiscal year (b) Total Adjustment GAAP NON-GAAP FY 2014 1,811.6$ (499.3)$ -$ -$ (499.3)$ 1,312.3$ 12.6% 4.7%1,608.6$ (337.9)$ (354.6)$ 1,254.0$ FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ 33.9% 4.9%1,201.1$ -$ (6.0)$ 1,195.1$ FY 2012 1,201.1$ -$ (6.0)$ -$ (6.0)$ 1,195.1$ FY 2012 1,201.1$ (54.5)$ (6.0)$ -$ (60.5)$ 1,140.6$ 16.0% 15.4%1,035.9$ (33.8)$ (47.8)$ 988.1$ FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ 4.8% 2.0%988.6$ -$ (20.1)$ 968.5$ FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ (10.7)% (10.5)%Q4-10 1,106.9$ -$ (24.3)$ 1,082.6$ 0.0% 0.0% FY 2009 1,106.9$ -$ (24.3)$ -$ (24.3)$ 1,082.6$ Q4-09 # 1,230.0$ (101.9)$ (101.9)$ 1,128.1$ GAAP Contract Revenues NON-GAAP Contract Revenues(a)(b) Organic Growth (Decline) % NON-GAAP ADJUSTMENTS

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Selected Information- Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

	Fiscal 2010	Fiscal 2011	Fiscal 2012	Fiscal 2013	Fiscal 2014
Adjusting Items:					
Write-off of deferred financing costs	$ -	$ -	$ -	$ 0.3	$ -
(Loss) gain on debt extinguishment, net	$ -	$ 8.3	$ -	$ -	$ -
Charges for settlement of wage and hour litigation	$ 1.6	$ 0.6	$ -	$ 0.5	$ 0.6
Reversal of certain income tax related liabilities	$ (1.0)	$ -	$ -	$ -	$ -
Valuation allowance on deferred tax asset	$ 1.1	$ -	$ -	$ -	$ -
Acquisition related costs	$ -	$ 0.2	$ -	$ 6.8	$ -
Pre tax effect of Adjusting Items	$ 1.6	$ 9.1	$ -	$ 7.6	$ 0.6
After tax effect of Adjusting Items	$ 0.9	$ 5.8	$ -	$ 4.6	$ 0.4
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)					
Net income (GAAP)	$ 5.8	$ 16.1	$ 39.4	$ 35.2	$ 40.0
Provision for income taxes	4.9	12.4	25.2	23.0	26.3
Pre-tax income	10.7	28.5	64.6	58.2	66.3
Interest expense, net	14.2	15.9	16.7	23.3	26.8
Depreciation	57.2	55.8	56.2	64.8	74.5
Amortization	6.4	6.7	6.5	20.7	18.3
EBITDA	88.5	106.9	144.0	167.0	185.9
Gain on sale of fixed assets	(7.7)	(10.2)	(15.4)	(4.7)	(10.7)
Stock-based compensation expense	3.4	4.4	7.0	9.9	12.6
Pre-tax effect of Adjusting Items (from above) (a)	1.6	9.1	-	7.6	0.6
EBITDA - Adjusted (Non-GAAP)	$ 85.8	$ 110.2	$ 135.5	$ 179.8	$ 188.4
(a) Amounts exclude items already added back into the calculation of EBITDA					
Reconciliation of Net Income (GAAP), to Net Income - Non-GAAP (Non-GAAP)					
Net income (GAAP)*	$ 5.8	$ 16.1	$ 39.4	$ 35.2	$ 40.0
Adjusting Items from above, after tax	0.9	5.8	-	4.6	0.4
Net income - Non-GAAP	$ 6.8	$ 21.9	$ 39.4	$ 39.8	$ 40.3
Total contract revenues	$ 988.6	$ 1,035.9	$ 1,201.1	$ 1,608.6	$ 1,811.6
EBITDA (from above) as a percentage of contract revenues	9.0%	10.3%	12.0%	10.4%	10.3%
EBITDA - Adjusted (Non-GAAP) (from above) as a percentage of contract revenues	8.7%	10.6%	11.3%	11.2%	10.4%

Notes: Amounts above may not add due to rounding.

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

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Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Selected Information- Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

	Q2-13	Q3-13	Q4-13	Q1-14	Q2-14	Q3-14	Q4-14	Q1-15
Adjusting Items:								
Write-off of deferred financing costs	$ 0.3	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Charges for settlement of wage and hour litigation	$ -	$ -	$ 0.5	$ -	$ -	$ -	$ 0.6	$ -
Acquisition related costs	$ 5.8	$ -	$ 0.2	$ -	$ -	$ -	$ -	$ -
Pre tax effect of Adjusting Items	$ 6.2	$ -	$ 0.7	$ -	$ -	$ -	$ 0.6	$ -
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)								
Net income (loss) (GAAP)	$ 1.5	$ 7.2	$ 14.7	$ 18.7	$ (3.1)	$ 7.9	$ 16.5	$ 20.8
Provision (benefit) for income taxes	1.4	4.6	9.4	12.4	(2.0)	5.2	10.7	13.5
Pre-tax income (loss)	2.8	11.8	24.0	31.1	(5.0)	13.1	27.2	34.3
Interest expense (income), net	5.7	6.6	6.8	6.9	6.8	6.6	6.6	6.7
Depreciation	15.9	17.5	17.7	18.4	18.7	18.6	18.9	18.8
Amortization	5.0	7.1	7.1	5.2	4.8	4.1	4.2	4.1
EBITDA	29.4	43.0	55.6	61.5	25.2	42.4	56.8	64.0
Gain on sale of fixed assets	(0.8)	(1.5)	(0.8)	(1.9)	(0.6)	(5.5)	(2.8)	(1.5)
Stock-based compensation expense	2.5	2.5	2.6	3.5	3.5	2.7	2.9	3.9
Pre-tax effect of Adjusting Items (from above)	6.2	-	0.7	-	-	-	0.6	-
EBITDA - Adjusted (Non-GAAP)	$ 37.2	$ 44.0	$ 58.1	$ 63.2	$ 28.2	$ 39.6	$ 57.5	$ 66.4
Total contract revenues	$ 369.3	$ 437.4	$ 478.6	$ 512.7	$ 390.5	$ 426.3	$ 482.1	$ 510.4
EBITDA (from above) as a percentage of contract revenues	8.0%	9.8%	11.6%	12.0%	6.5%	9.9%	11.8%	12.5%
EBITDA - Adjusted (Non-GAAP) (from above) as a percentage of contract revenues	10.1%	10.1%	12.1%	12.3%	7.2%	9.3%	11.9%	13.0%

Notes: Amounts above may not add due to rounding.

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

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Click to edit Master title style Click to edit Master subtitle style Investor Presentation December 2014